                                                                     Exhibit 3.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                          INTERNATIONAL POST GROUP INC.


1.       The name of the corporation is International Post Group Inc.

2. The address of the corporation's registered office in Delaware is 15 East North Street, Dover (Kent County), Delaware 19901. United Corporate Services, Inc. is the corporation's registered agent at that address.

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

4. The total number of shares of stock which the Corporation has authority to issue is 18,000,000 shares, of which (i) 3,000,000 shares are preferred stock, par value $0.01 per share (the "Preferred Stock"), and
         (ii) 15,000,000 shares are common stock, par value $0.01 per share (the "Common Stock").

         4.1. The Board of Directors is hereby authorized to issue the Preferred Stock in one or more series, to fix the number of shares of any such series of Preferred Stock, to determine the designation of any such series, and to fix the powers, preferences, and rights, and the qualifications, limitations, or restrictions of the Preferred Stock.

         4.2. The authority of the Board of Directors shall include, without limitation, the power to fix or alter the dividend rights, dividend rate, conversion rights, voting rights (except that voting rights, if any, of the holders of Preferred Stock in respect of the election of directors shall be limited to voting with the holders of common stock, as a single class, with no more than one vote per share of Preferred Stock), rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such unissued series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

5. Then name of the sole incorporator is Sara Adler and her mailing address is c/o Kaye, Scholer, Florman, Hays & Handler, 425 Park Avenue, New York, New York 10022.
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6.       The Board of Directors shall have the power to make, alter or repeal the by-laws of the corporation.

7.       The election of the Board of Directors need not be by written ballot.

8.       The corporation shall indemnify to the fullest extent permitted by
         Section 145 of the General Corporation Law of Delaware as amended from time to time each person who is or was a director or officer of the corporation and the heirs, executors and administrators of such a person.

9. No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission occurring subsequent to the date when this provision becomes effective, except that he may be liable (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

10. No action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders of the Corporation to consent in writing, without a meeting, to the taking of any action is specifically denied; provided, however, that the holders of Preferred Stock may act by written consent to the extent provided in a resolution or resolutions of the Board of Directors authorizing the issuance of a particular series of Preferred Stock pursuant to Article Four of this Certificate of Incorporation.



Dated:   October 12, 1993                                 /s/ Sara Adler
                                                          ----------------------
                                                          Sole Incorporator


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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                          INTERNATIONAL POST GROUP INC.

       Pursuant to Section 242 of the General Corporation Law of Delaware


         The undersigned, the President and Secretary of International Post Group Inc., a Delaware corporation (the "Corporation"), do hereby certify as follows:

         1. Paragraph 1 of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

                  "1.      The name of the corporation is International Post
                           Limited."

         2. Pursuant to Sections 228 and 242 of the General Corporation Law of Delaware, the foregoing amendment was duly adopted by the unanimous written consent of the Board of Directors of the Corporation on February 7, 1994 and by the unanimous written consent of the stockholders of the Corporation on February 7, 1994.


Dated: February 7, 1994                                  /s/ Martin Irwin
                                                         -----------------------
                                                         Martin Irwin, President



/s/ Gary R. Strack
-------------------------
Gary R. Strack, Secretary


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
                              CERTIFICATE OF MERGER
                       MERGING VIDEO SERVICES CORPORATION
                         INTO INTERNATIONAL POST LIMITED

                         (Pursuant to Section 252 of the
                        Delaware General Corporation Law)


         International Post Limited, a Delaware corporation DOES HEREBY CERTIFY that:

         1. The name and state of incorporation of each of the constituent corporations is as follows:

         Name                       State of Incorporation
International Post Limited          Delaware
Video Services Corporation          New Jersey

         2. An agreement and plan of merger (the "Agreement and Plan of Merger") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252 of the Delaware General Corporation Law.

         3.       International Post Limited will be the surviving corporation.

         4. The Certificate of Incorporation of International Post Limited (the "Certificate") is hereby amended as follows:

Section 1 of the Certificate shall read in its entirety:

         1.       The name of the corporation is Video Services Corporation.

The first paragraph of Section 4 of the Certificate shall read in its entirety:

         4. The total number of shares of stock which the Corporation has authority to issue is 28,000,000 shares, of which (i) 3,000,000 shares are preferred stock, par value $.01 per share (the "Preferred Stock"), and (ii) 25,000,000 share are common stock, par value $.01 per share (the "Common Stock").

         5. The Certificate as amended shall be the certificate of incorporation of the surviving corporation.

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
         6. The executed Agreement and Plan of Merger is on file at an office of International Post Limited, located at 545 Fifth Avenue, New York, New York 10017.

         7. A copy of the Agreement and Plan of Merger will be furnished by International Post Limited, on request and without cost, to any stockholder of either constituent corporation.

         8. As of the date hereof, the authorized capital stock of Video Services Corporation is 7,500,000 shares of common stock, without par value, and no shares of preferred stock.

         IN WITNESS WHEREOF, this Certificate of Merger has been executed by the undersigned as of the 26th day of August, 1997.

                                INTERNATIONAL POST LIMITED



                                By: /s/ Martin Irwin
                                    Name:  Martin Irwin
                                    Title: President and Chief Executive Officer


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